Exhibit 10.1

CHICKEN ACQUISTION CORP.

2008 RESTRICTED STOCK PLAN FOR DIRECTORS

Adopted October 7, 2008

Section 1. Purpose

The purpose of the Chicken Acquisition Corp. 2008 Restricted Stock Plan for Directors (the “Plan”) is (i) to encourage selected directors of Subsidiaries of Chicken Acquisition Corp., a Delaware corporation (the “Company”), to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders; and (iii) to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

For purposes of the Plan, the following terms have the following meanings:

(a) “Award” means a Restricted Stock Award granted pursuant to this Plan.

(b) “Award Agreement” means, with respect to each Restricted Stock Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(c) “Board of Directors” has the meaning given in Section 3(a) hereof.

(d) “Change in Control” means: (i) the failure of the Permitted Holders collectively to own at least 40% of the total then outstanding Stock (unless such failure occurs as a result of a Public Offering); (ii) there is consummated a sale, in one or more related transactions, of all or substantially all of the assets of the Company and its Subsidiaries to a person other than a Permitted Holder, or (iii) the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(f) “Fair Market Value” means the fair market value of the Stock as determined by the Board of Directors in good faith in accordance with any reasonable valuation method, consistent with all applicable requirements under the Code or other applicable laws, and regulations promulgated thereunder.

(g) “Holder” means the holder of a Restricted Stock Award.

(h) “Issue Date” shall mean the date established by the Board of Directors on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 5(b).

(i) “Participant” means a director of a Subsidiary who has been determined to be “independent” by the Board of Directors of that Subsidiary pursuant to Item 407(a) of Regulation S-K promulgated under the Securities Act who is selected by the Board of Directors to receive an Award under the Plan.

(j) “Permitted Holders” means any of the following: Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners, CIBC Capital Corp., Trimaran Pollo Partners, L.L.C., or any investment fund or other entity directly or indirectly controlled or under common control with any of the foregoing.

(k) “Public Offering” means a public offering and sale of the common equity of the Company or of any of its Subsidiaries (or any of their successors) for cash pursuant to an effective registration statement under the Securities Act with an aggregate public offering price of at least $50,000,000.

(l) “Restricted Stock” or “Restricted Stock Award” means an Award of Stock subject to restrictions, as more fully described in Section 5.

(m) “Restriction Period” means the period determined by the Board of Directors under Section 5(b).

(n) “Securities Act” means the Securities Act of 1933, as amended.

(o) “Subsidiary means, with respect to the Company, (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by: (A) the Company, (B) the Company and one or more Subsidiaries of the Company or (C) one or more Subsidiaries of the Company and (ii) any partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which (X) the Company, (Y) the Company and one or more Subsidiaries of the Company or (Z) one or more Subsidiaries of the Company, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity.

(p) “Stock” means the Common Stock, $0.01 par value per share, of the Company, and any successor security.

(q) “Stockholders Agreement” means that certain Stockholders Agreement dated November 18, 2005 among the Company and certain stockholders of the Company, as amended from time to time.

(r) “Termination” means, for purposes of the Plan, that a Participant has ceased to be, for any reason, an independent director of a Subsidiary as described in Section 2(i).

(s) “Vesting Date” means the date on which Restricted Stock ceases to be forfeitable and becomes free of the restrictions described in Section 5(c).

Section 3. Administration

(a) General. This Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”). The Board of Directors may, in its sole discretion, from time to time, delegate such power and authority over the administration of the Plan as the Board of Directors deems appropriate to a committee composed of not fewer than two (2) directors of the Company. Nothing contained herein shall prevent the Board of Directors from delegating to such committee full power and authority over the administration of the Plan. As used herein, the term “Board of Directors” shall refer either to the Board of Directors itself or to a duly authorized committee thereof, as appropriate.

Any action of the Board of Directors with respect to administration of the Plan shall be taken pursuant to a majority vote of its members; provided, however, that with respect to action by the Board of Directors in granting an Award to an individual director, such action must be authorized by the required number of directors without counting the interested director, who shall abstain as to any vote on his or her Award. An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors where such action will be taken.

(b) Authority. The Board of Directors shall grant Awards to eligible Participants. In particular and without limitation, the Board of Directors, subject to the terms of the Plan, shall:

(i) select the eligible Participants to whom Awards may be granted;

(ii) determine whether and to what extent Awards are to be granted under the Plan;

(iii) determine the number of shares of Stock to be covered by each Award granted under the Plan; and

(iv) determine the terms and conditions of any Award granted under the Plan based upon factors determined by the Board of Directors.

(c) Board of Directors Determinations Binding. Subject to the express provisions of the Plan, the Board of Directors shall have the authority to construe and interpret the Plan, any Award and any Award Agreement; to define the terms used therein; to prescribe, amend, and rescind rules and regulations relating to administration of the Plan; to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a Termination for purposes of the Plan; and to make all other determinations necessary or advisable for administration of the Plan. Any determination made by the Board of Directors pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. Determinations of the Board of the Directors on matters referred to in this section shall be final and conclusive, and shall be binding on all persons, including the Company and Participants.

Section 4. Stock Subject to Plan

(a) Shares Available for Awards. The total number of shares of the Company’s authorized but unissued Stock reserved and available for issuance pursuant to Awards under this Plan shall be five thousand (5,000). If any shares of Stock subject to a Restricted Stock Award are forfeited, the shares issuable under such Award shall again be available for issuance in connection with Awards. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

(b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock without receipt of consideration by the Company, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan and in the number of shares subject to outstanding Awards, as may be determined to be appropriate by the Board of Directors, in its sole discretion; provided, however, that no fractional shares of Stock shall be issued under the Plan on account of any such adjustment.

Section 5. Restricted Stock Awards

(a) General. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such amount as the Board of Directors in its discretion shall determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Board of Directors may provide upon grant of a Restricted Stock Award that any shares of Restricted Stock that are purchased by the Holder for cash and are subsequently forfeited by the Holder prior to the Vesting Date therefor shall be repurchased by the Company at the purchase price originally paid therefor by the Holder, if applicable.

(b) Issue Date and Vesting Date. At the time of the grant of a Restricted Stock Award, the Board of Directors shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Board of Directors may provide upon grant of a Restricted Stock Award that different numbers or portions of the shares subject to the Award shall have different Vesting Dates. The Board of Directors also may provide that the Vesting Dates will be accelerated upon the subsequent occurrence of such event as the Board of Directors may specify. The Board of Directors also may establish upon grant of a Restricted Stock Award that some or all of the shares subject thereto shall be subject after the Vesting Date to additional restrictions upon transfer or sale, although not to forfeiture.

(c) Issuance of Certificates. Reasonably promptly after the Issue Date, the Company shall cause to be issued a stock certificate for the number of shares of Restricted Stock subject to the Award, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Chicken Acquisition Corp. 2008 Restricted Stock Plan for Directors and related Award Agreement, and such rules, regulations and interpretations as the Board of Directors may adopt. Copies of the Plan, Award Agreement and rules, regulations and interpretations, if any, are on file at the principal executive office of the Company.”

Such legend shall not be removed until all applicable restrictions have lapsed.

Each certificate issued pursuant to this Section 5(c) together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company until all restrictions thereon have lapsed, unless the Board of Directors determines otherwise.

(d) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions on transfer described in Section 5(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such shares, free of the legend set forth in Section 5(c). Notwithstanding the foregoing, such shares still may be subject to restrictions on transfer as set forth in Section 6 hereof.

(e) Dividends. If and to the extent set forth in the applicable Award Agreement, the Holder of shares of Restricted Stock shall be entitled to receive from the Company, after the grant date and until the Vesting Date, dividends or other distributions with respect to the shares identical or comparable in financial value to the dividends and other distributions that would have been received by the Holder had the shares not been subject to the restrictions on Restricted Stock imposed under the Plan, and the Holder shall not be required to return any such distributions to the Company in the event of forfeiture of the Restricted Stock; provided that any such dividends or distribution payable to the Holder that constitute Stock or other equity securities of the Company shall be issued in the same manner and subject to the same restrictions and conditions as apply to the shares of Restricted Stock as to which such dividends and distributions are paid. The Board of Directors in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(f) Voting Rights. If and to the extent set forth in the applicable Award Agreement, the Holder of shares of Restricted Stock shall be entitled to vote or direct the voting of such shares after the grant date and until the Vesting Date.

(g) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to this section, in the event of a Termination during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. If the Holder has paid cash for the Award, the stock will be repurchased by the Company at the same price originally paid by the Participant. In the event that the Company requires such a return of shares, it also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise, unless otherwise specified in the applicable Award Agreement.

(h)  Acceleration of Awards. Notwithstanding any provision to the contrary contained herein or in any Award Agreement, all Awards shall become fully vested upon the occurrence of a Change in Control or the closing of a Public Offering and, in addition, the Board of Directors, in its sole discretion, may at any other time accelerate the vesting of all or any Award then outstanding. The decision by the Board of Directors to accelerate an Award or to decline to accelerate an Award shall be final.

Section 6. Restrictions on Transfer

(a) Stockholders Agreement. Any Stock issued pursuant to the Plan shall be subject to the provisions contained in the Stockholders Agreement applicable to Stock held by “Management Stockholders” (as defined therein) and shall be deemed “Stock” (as defined in the Stockholders Agreement) for all purposes thereunder. If Participant is not a party to the Stockholders Agreement, then the Company may, as a condition to the issuance of Stock hereunder, require such Participant to become a party to the Stockholders Agreement.

  (b) Legends. All stock certificates representing Stock issued pursuant to the Plan shall, unless otherwise determined by the Board of Directors, have affixed thereto legends substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG CHICKEN ACQUISITION CORP. AND CERTAIN MINORITY STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

(c) Compliance with Legal and Trading Requirements. This Plan and any Awards granted under this Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its reasonable discretion, may postpone or condition the issuance or delivery of Stock until completion of such stock exchange or market system listing or registration, if the Stock is so listed, or qualification of such Stock or other required action under any state or federal law, rule or regulation as the Company may consider appropriate in order to comply with the applicable laws, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Stock under federal or state law.

Section 7. General Provisions

(a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Board of Directors shall determine the consideration, if any, payable by the Participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Board of Directors may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service as an independent director, as the Board of Directors shall determine. Performance objectives may vary from Participant to Participant and among groups of Participants and shall be based upon such Company, Subsidiary, group or division factors or criteria as the Board of Directors may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Board of Directors, the date of grant of an Award shall be the date of action by the Board of Directors to grant the Award.

(b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the Participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award.

(c) Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company or any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. With the approval of the Board of Directors, which it shall have sole discretion to grant, the Participant may elect to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

(d) Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b).

(e) Transferability. No Award shall be assignable or otherwise transferable by the Participant other than by will or by the laws of descent and distribution. During the life of a Participant, any elections with respect to an Award may be made only by the Participant or the Participant’s guardian or legal representative.

(f) Adjustment of Awards; Waivers. The Board of Directors may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Board of Directors deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Board of Directors deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a Participant and otherwise in its discretion, the Board of Directors may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such Participant.

(g) Rights as Shareholders. The rights of Holders as shareholders of the Company with respect to dividends and voting shall be as specified in their Award Agreements.

(h) Beneficiary Designation. The Board of Directors, in its discretion, may establish procedures for a Participant to designate a beneficiary to whom any shares or amounts payable in the event of the Participant’s death are to be paid.

(i) Additional Plans. Nothing contained in the Plan shall prevent the Company or a subsidiary from adopting other or additional compensation arrangements for its directors.

(j) No Right to Directorship. Neither the adoption of this Plan nor the grant of any Award hereunder shall confer upon any Participant any right with respect to continuation of the Participant’s membership on the Board of Directors of the Company or any Subsidiary or interfere in any way with provisions in the Company’s or any Subsidiary’s Certificate of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of directors.

(k) Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Delaware.

(l) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of “Company.”

Section 8. Amendments and Termination

The Board of Directors may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Participant under an outstanding Award without the Participant’s consent.

Section 9. Effective Date of Plan

The effective date of the Plan is October 7, 2008.

Section 10. Term of Plan

The Plan shall terminate when (a) all shares of Stock authorized under the Plan are the subject of outstanding Awards and (b) all shares of Stock subject to Awards have been issued and are no longer subject to forfeiture, unless terminated earlier by the Board of Directors.

Chicken Acquisition Corp.

Restricted Stock Award Agreement

THIS AGREEMENT, dated ________________, between Chicken Acquisition Corp., a Delaware corporation (the "Company"), and _________________ ("Participant"), is made pursuant and subject to the provisions of the Chicken Acquisition Corp. 2008 Restricted Stock Plan for Directors (the "Plan"). If not defined herein, all terms used in this Agreement have the same meaning given them in the Plan.

1.
Award of Stock. Pursuant to the Plan, ______ shares of Stock (the “Restricted Stock”) were awarded the Participant on __________(“Issue Date”), subject to the terms and conditions of the Plan, and subject further to the terms and conditions set forth herein.

2.	Vesting. Except as provided in paragraphs 4 or 5, the shares of Restricted Stock that have not been previously forfeited shall vest according to the following schedule (each a “Vesting Date”):

50% of the shares will vest on the first anniversary of the Issue Date; and

the remaining shares will vest on the second anniversary of the Issue Date.

3.
Forfeiture. Except as provided in paragraphs 4 or 5, the Participant's rights in any shares of Restricted Stock that have not previously vested shall be forfeited upon the occurrence of a Termination prior to any Vesting Date.

4.
Death or Disability. If before a Vesting Date, a Termination occurs due to the Participant’s death or Disability, the Participant’s rights in a portion of the Restricted Stock shall become vested in an amount equal to the number of shares of unvested Restricted Stock on the date of Termination times the fraction of (A) the number of complete calendar months from the Issue Date to the date of the Participant’s Termination divided by (B) the total number of months from the Issue Date to the next Vesting Date. The vesting will occur as of the date of death or Disability, and any shares of Restricted Stock that do not vest in accordance with the terms of this paragraph 4 shall be deemed forfeited.

For purposes of this Agreement, the term “Disability” shall mean that the Participant becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform his duties as a director. The determination of the existence of a Disability shall be made by the Board of Directors in its sole discretion, and such determination shall be final and binding on Participant.

5.	Change in Control. Upon a Change in Control or the closing of a Public Offering prior to the final Vesting Date, the Participant’s rights in the Restricted Stock shall become 100% vested.

6.	Terms and Conditions.

a.
Nontransferability. Subject to subparagraphs l and m of this paragraph 6, no rights in the shares of Restricted Stock are transferable until the shares have vested other than by will or the laws of descent and distribution.

b.	Stock Power.As a condition to receipt of this Award, the Participant shall deliver to the Company a stock power, endorsed in blank, with respect to the Restricted Stock.

c.	Custody of Shares. The Company shall retain custody of the certificates representing shares of Restricted Stock until they are vested.

d.	Shareholder Rights. The Participant shall have the right to receive dividends and shall have the right to vote shares of Restricted Stock that have not been forfeited.

e.
Delivery of Shares. As soon as practicable after a Vesting Date or after the requirements of paragraphs 4 or 5 are satisfied, the Company will deliver to the Participant a stock certificate for the appropriate number of shares of vested Stock. The Company will also cancel the stock power covering such shares.

f.
Withholding of Taxes. No Stock will be delivered until the Participant (or the Participant’s successor) has paid to the Company the amount that must be withheld under federal, state and local income and employment tax laws (the "Applicable Withholding Taxes") or the Participant and the Company have made satisfactory provision for the payment of such taxes. The Company or any Subsidiary shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant to satisfy the Applicable Withholding Taxes. As an alternative to making a cash payment to satisfy the Applicable Withholding Taxes, the Board of Directors may, in its sole discretion, permit Participant or the Participant’s successor to have the Company retain that number of shares of Restricted Stock (valued at their Fair Market Value) that would satisfy the Applicable Withholding Taxes.

Due to the forfeiture conditions of this Award, the Participant may make an election to be taxed upon the Award under Section 83(b) of the Code. To effect such election, the Participant must file an appropriate election with the Internal Revenue Service within thirty (30) days of the Issue Date and otherwise in accordance with applicable Treasury Regulations. If the Participant makes an election under Section 83(b), the Participant shall notify the Company of such election within ten (10) days of filing the election with the Internal Revenue Service. THE PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY TO FILE A TIMELY ELECTION UNDER SECTION 83(b) AND THAT PARTICIPANT WILL RELY SOLELY ON HIS OWN ADVISORS WITH RESPECT TO SUCH DECISION AND THE EFFECT THEREOF ON PARTICIPANT.

g.	Fractional Shares. A fractional share of Stock shall not be issued and any fraction shall be disregarded.

h.
No Right to Directorship. This Restricted Stock Award does not confer upon the Participant any right with respect to continuance of service as a director of the Company or any Subsidiary, nor shall it interfere in any way with provisions of the Company’s or any Subsidiary’s Certificate of Incorporation or Bylaws relating to the election, appointment, terms of office, and removal of directors.

i.	Change in Capital Structure. The terms of this Restricted Stock Award shall be adjusted as provided in Section 4(b) of the Plan if the Company has a change in capital structure.

j.	Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

k.	Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of this Award and the provisions of this Agreement, the provisions of the Plan shall govern.

l.
Participant Bound by Stockholders Agreement. Any Restricted Stock issued pursuant to the Plan shall be subject to the provisions contained in the Stockholders Agreement applicable to Stock held by “Management Stockholders” (as defined therein) and shall be deemed “Stock” (as defined in the Stockholders Agreement) for all purposes thereunder. If the Participant is not a party to the Stockholders Agreement, then the Company may, as a condition to the issuance of Restricted Stock hereunder, require the Participant to become a party to the Stockholders Agreement.

m.
Investment Representations. The Participant hereby represents and warrants to the Company that:

(i) The Stock is being acquired for my own account, for investment and without any present intention of distributing or reselling such Stock except as may be permitted under the Securities Act and applicable state securities laws;

(ii) I understand that the Stock has not been registered under the Securities Act or any state securities law; that the Stock must be held indefinitely unless it is registered under the Securities Act or unless an exemption from such registration is available; that the Company is under no obligation to register the Stock; and, that an exemption from registration may not be available;

(iii) I have a pre-existing business relationship with the Company or its officers, directors or controlling persons, and by reason of my business or financial experience I have the capacity to protect my own interest in connection with the purchase of the Stock;

(iv) I am fully aware that there may be no public trading market for the Stock and that I may not be able to sell or dispose of the Stock; and

(v) I acknowledge and agree that the Stock is subject to the restrictions on transfer set forth in the Plan, the terms of which are hereby incorporated herein by reference, and that the certificates for the Stock will bear appropriate legends prohibiting the transfer thereof except in compliance with the terms of the Plan and applicable federal and state securities laws.

I will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Stock by me is contrary to these representations and agreements.

n.
Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Issue Date.

CHICKEN ACQUISITION CORP.

By ____________________________  ______________________________
Participant